Exhibit 10.7

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT NO. 4631 (this “Agreement”) is entered into as of March 8, 2005, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and ATRTICURE, INC., a Delaware corporation (“Borrower”) and sets forth the terms and conditions upon which Lencer will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION

1.1 Definitions. Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code (“UCC”).

“ACH” means the Automated Clearing House electronic funds transfer system.

“Advance” means a Loan advanced by Lender to Borrower hereunder.

“Basic Rate” means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided herein. On and after the Funding Date the Basic Rate shall be fixed and not subject to any further adjustments.

“Borrower’s Books” means all of Borrower’s books and records, including records concerning Collateral, Borrower’s assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.

“Collateral” means: (i) all property listed on Exhibit A attached hereto; and (ii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds.

“Commitment” means $5,000,000.

“Commitment Fee” means $5,000.

“Commitment Termination Date” means the earliest to occur of (i) September 1, 2005; (ii) any Default or Event of Default, (iii) the date upon which Borrower does not employ at least 2 of the following 3 individuals: David Drachman, President and Chief Executive Officer; Mike Hooven, Chairman and Chief Technology Officer; or Sam Privitera, Vice President of Product Development; (iv) the date upon which Borrower shall not be in the business of developing and selling products that address atrial fibrillation; or (v) the date of the consummation of an initial public offering by the Borrower of its common stock to the public generally pursuant to a registration statement in an underwritten offering.

“Control Agreement” means an agreement substantially in the form of Exhibit I or otherwise acceptable to Lender.

“Default” means any event that with the passing of time or the giving of notice or both would become an Event of Default.

“Default Rate” means the lesser of 18% per annum or the highest rate permitted by applicable law.

“Disclosure Schedule” means the schedule attached as Schedule 1 hereto.

“Enable Merger” means the merger of Enable Medical Corporation with and into the Borrower pursuant to the Agreement and Plan of Merger, dated as of February 14, 2005, among the Borrower, Enable Medical Corporation and Raymond W. Ogle, as representative of the stockholders of Enable Medical Corporation.

“Enable Supply Agreement” means the Master Development, Manufacturing and Supply Agreement, dated as of March 19, 2003, as amended, between Enable Medical Corporation and the Borrower, pursuant to which Enable Medical Corporation supplies the Borrower with certain development, manufacturing and supply services with respect to certain electrosurgical devices used in the Borrower’s core business.

“Event of Default” is defined in Section 8.

“Funding Date” means any date on which an Advance is made to or on account of Borrower hereunder.

“Indebtedness” means (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, including guaranties and obligations of reimbursement or respecting letters of credit.

“Incumbency Certificate” means the document in the form of Exhibit E.

“Index” means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.

“Interest Margin” means 1.75% per annum.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought; provided, however, that Lender’s Expenses for the preparation and negotiation of the initial set of Loan Documents shall not exceed $5,000. Lender will apply deposits received before the date hereof, if any, towards Lender’s Expenses.

“Lien” means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.

“Liquidation Event” means any of: (i) a merger of Borrower with another entity whereby the shareholders of Borrower owning at least 50% of the outstanding voting securities of Borrower immediately prior to such merger own less than 50% of the outstanding voting securities of Borrower immediately after such merger; (ii) the sale (in one or a series of related transactions) of all or substantially all of Borrower’s assets; or (iii) any transaction (or series of related transactions) whereby the shareholders of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of Borrower immediately after such transaction(s)

“Loan” means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.

“Loan Commencement Date” means September 1, 2005.

“Loan Documents” means, collectively, this Agreement, the Warrant, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

“Negative Pledge Agreement” means an agreement in the form of Exhibit H.

“Note” means a Secured Promissory Note in the form of Exhibit B.

“Notice of Borrowing” means the form attached as Exhibit D.

“Obligations” means all Loans, debt, principal, interest, fees, charges, Lender’s Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description (whether pursuant to the Loan Documents or otherwise (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

“Permitted Indebtedness” means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower’s business and (iii) Indebtedness secured by clauses (ii) and (v) of Permitted Liens.

“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral and (v) Liens upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purposes of financing the acquisition of such equipment, provided that (a) any Liens for such Indebtedness are confined to the equipment financed, (b) does not exceed $1,000,000 and (c) such Indebtedness is made on commercially reasonable terms.

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“Regulated Substance” means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.

“Responsible Officer” means each person as authorized by the board of directors of Borrower as set forth on the Incumbency Certificate.

“Term” means the period from and after the date hereof until the full, final and indefeasible payment and performance of all Obligations.

“Warrant” means the Warrant in favor of Lender and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C.

1.2 Interpretation. References to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. “Hereof,” “herein” and “hereunder” refer to this Agreement as a whole. “Including” is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied (“GAAP”). “Or” is not necessarily exclusive. All interest computation interest shall be based on a 360-day year and actual days elapsed.

2. THE LOANS

2.1 Commitment. Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, before the Commitment Termination Date. Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.

2.2 The Advances. A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $500,000, unless less than $500,000 remains available under the Commitment for borrowing. Absence of a Note evidencing any portion of the Loan shall not impair Borrower’s obligation to repay it to Lender.

2.3 Terms of Payment, Repayment.

(a) Repayment. Borrower shall repay the principal and pay interest on each Advance on the terms set forth the applicable Note. Amounts not paid within 1 day after the date when they become due hereunder or under the Note shall bear interest at the Default Rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal. Each Note shall provide that it may be pre-paid in whole at any time without penalty.

(b) ACH. All payments due to Lender must be, at Lender’s option, paid to Lender in cash or through ACH. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of Exhibit G. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender’s address specified in Section 11.

(c) Default Rate. While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate. Lender’s failure to charge or accrue interest at the Default Rate during the existence of a Default shall not be deemed a waiver by Lender of its right or claim thereto.

(d) Date. Whenever any payment due under the Loan Documents is due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

2.4 Fees. Borrower shall pay to Lender the following;

(a) Commitment Fee. The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender’s Expenses and other Obligations;

(b) Late Fee. On demand, a late charge on any sums due hereunder that are not paid within 1 day after the date when due, in an amount equal to 2% of the past due amount, payable on demand.

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(c) Lender’s Expenses. When requested, all Lender’s Expenses. Lender’s Expenses not paid when due shall bear interest as principal at the Default Rate.

3. CONDITIONS OF ADVANCES; PROCEDURE FOR REQUESTING ADVANCES

3.1 Conditions Precedent to any and all Advances. The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion: (i) this Agreement, a Note evidencing the Advance, the Warrant, and all other UCC financing statements, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) no Default or Event of Default has occurred and is continuing; (iii) delivery of a Notice of Borrowing with respect to the proposed Advance; (iv) Lender’s security interests in the Collateral are valid and first priority, except for Permitted Liens; and (v) all such other items as Lender may reasonably deem necessary or appropriate have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item.

3.2 Procedure for Making Advances. For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 5 business days prior to the desired Funding Date and Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower grants to Lender a valid, first priority, continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations.

4.2 Inspections. Lender shall have the right upon reasonable prior notice to inspect Borrower’s Books, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral.

4.3 Authorization to File Financing Statements. Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in protecting or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and covenants as follows:

5.1 Due Organization and Qualification. Borrower is a corporation duly formed, existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located.

5.2 Authority. Borrower has all corporate power and authority, and has taken all actions, and has obtained all third party consents necessary to execute, deliver, and perform the Loan Documents.

5.3 Disclosure Schedule. All information on the Disclosure Schedule is true, correct and complete.

5.4 Authorization; Enforceability. The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Obligations, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors’ rights generally.

5.5 Name and Location. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral is set forth in Section 11. The Collateral is presently located at the address(es) set forth in Section 11 and on the Disclosure Schedule.

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5.6 Litigation. All actions or proceedings pending by or against Borrower before any court or administrative agency are set forth on the Disclosure Schedule.

5.7 Financial Statements. All financial statements fairly represent the financial condition of the Borrower. All statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.

5.8 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they come due.

5.9 Taxes. Borrower has filed and will file all required tax returns, and has paid and will pay all taxes it owes other than where the failure to comply would not reasonably be expected to have an adverse effect on Borrower.

5.10 Rights; Title to Assets. Borrower possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct of its business as now operated or proposed to be operated. Borrower has good title to its assets, free and clear of any Liens, except for Permitted Liens.

5.11 Full Disclosure. No written representation, warranty or other statement made by Borrower in any Loan Document, certificate or statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

5.12 Regulated Substances. Borrower complies and will comply with all laws respecting Regulated Substances.

5.13 Reaffirmation. Each Notice of Borrowing will constitute (i) a warranty and representation in favor of Lender that there does not exist any Default and (ii) a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents.

6. AFFIRMATIVE COVENANTS

Borrower covenants and agrees that it shall do all of the following:

6.1 Good Standing and Compliance. Borrower shall maintain all governmental licenses, rights and agreements necessary for its operations or business and comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject.

6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (i) so long as Borrower is not subject to the reporting requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower’s operations during such period; (ii) so long as Borrower is not subject to the reporting requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, as soon as prepared, but no later than 90 days after the end of the fiscal year, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened against Borrower which is likely to result in liability to Borrower in excess of $75,000; and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) in the form of Exhibit F.

6.3 Notice of Defaults. Upon any Default or Event of Default, an Officer’s Certificate setting forth the facts relating to or giving rise thereto, and the Borrower’s proposed action with respect thereto.

6.4 Use; Maintenance. Borrower, at its expense, shall (i) maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) repair or replace any lost or damaged Collateral.

6.5 Insurance. Borrower, at its own expense, shall maintain insurance in amounts and coverages reasonably satisfactory to Lender. Each insurance shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer’s waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of or breach of warranty by, Borrower and waive set-off, counterclaim or offset against Lender, (iv) be primary without a right of contribution of

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Lender’s insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least 30 days prior written notice of cancellation. Borrower shall furnish all certificates of insurance required by Lender.

6.6 Loss Proceeds. So long as no Event of Default has occurred and is continuing, any proceeds of insurance on or condemnation of Collateral shall, at Borrower’s election and so long as Lender’s security interest in such proceeds remains first priority, be used either to repair or replace such Collateral or otherwise applied to the purchase or acquisition of property useful to Borrower’s business.

6.7 Further Assurances. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender’s security interests in the Collateral, and to effect and maintain ACH payment arrangements.

7. NEGATIVE COVENANTS

Borrower will not do any of the following:

7.1 Location of Collateral. Change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower’s business, the Collateral or Borrower’s Books from the premises listed in Section 11 without giving 30 days prior written notice to Lender.

7.2 Extraordinary Transactions. Enter into any transaction not in the ordinary course of Borrower’s business, including the sale, lease, license or other disposition of its assets, other than (i) sales of inventory in the ordinary course of Borrower’s business; (ii) licenses of Borrower’s intellectual property assets entered into in the ordinary course of business,; (iii) an initial public offering by the Borrower of its common stock to the public generally pursuant to a registration statement in an underwritten offering; (iv) the Enable Merger; and (v) purchases of products and services pursuant to the Enable Supply Agreement.

7.3 Restructure. Make any material change in Borrower’s financial structure or business operations (other than through the sale of preferred stock to equity investors which does not result in a change of control of Borrower, through an initial public offering by the Borrower of its Common Stock to the public generally pursuant to a registration statement in an underwritten offering; or pursuant to the Enable Merger); cause a Liquidation Event; or suspend operation of Borrower’s business.

7.4 Liens. Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

7.5 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness or cause or suffer any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

7.6 Distributions. Pay any dividends or distributions, or redeem or purchase, any capital stock, except for repurchases of capital stock from departing employees or directors, under repurchase agreements approved by the Borrower’s Board of Directors

7.7 Transactions with Affiliates. Directly or indirectly enter into any transaction with any affiliate which is on terms less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated entity; provided, any such transaction shall not be a breach of this Section 7.7 if approved by a disinterested majority of the Borrower’s Board of Directors.; and provided, further, that purchases of products and services pursuant to the Enable Supply Agreement shall not be a breach of this Section 7.7.

7.8 Compliance. (i) Become an “ investment company” under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; (ii) fail to meet the minimum funding requirements of ERISA; (iii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (iv) fail to comply with the Federal Fair Labor Standards Act; or (v) violate any other material law or material regulation.

7.9 UCC Effectiveness. Change its name, jurisdiction of organization, or take any other action that could render Lender’s financing statements misleading under the Code, without giving Lender 30 days advance written notice.

7.10 Deposit and Securities Acccounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest.

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8. EVENTS OF DEFAULT

Any one or more of the following shall constitute an Event of Default by Borrower hereunder:

8.1 Payment. Borrower fails to pay within 1 day after the date when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower’s knowledge of such failure to pay.

8.2 Certain Covenant Defaults. Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.

8.3 Other Covenant Defaults. Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 15 days after its occurrence.

8.4 Attachment. Any material portion of Borrower’s assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 10 days.

8.5 Other Agreements. There is a default in any agreement to which Borrower is a party, subject to any applicable cure periods resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness, in an amount greater than $100,000.

8.6 Judgments. One or more judgments for an aggregate of at least $75,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.

8.7 Injunction. Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower’s assets.

8.8 Misrepresentation. Any representation, statement, or report made to Lender by Borrower was false or misleading when made in any material respect.

8.9 Enforceability. Lender’s ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

8.10 Involuntary Bankruptcy. An involuntary bankruptcy case remains undismissed or unstayed for 30 days or, if earlier, an order granting the relief sought is entered.

8.11 Voluntary Bankruptcy or Insolvency. Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

8.12 Merger without Assumption. Borrower or all or substantially all of Borrower’s assets are acquired by or merged into any other business entity where more than 50% of Borrower’s voting power is transferred by existing shareholders of Borrower and such acquirer or resulting entity either: (i) does not pay off the Obligations at the closing of the acquisition, merger or sale; or (ii) does not provide an unconditional, unlimited guaranty of the Obligations in form and substance satisfactory to Lender and is of a credit quality unacceptable to Lender.

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9. LENDER’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; (iv) require Borrower to assemble the Collateral at such places as Lender may designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to Borrower, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower’s premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.

9.2 Power of Attorney in Respect of the Collateral. Borrower hereby irrevocably appoints Lender (which appointments coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, upon an Event of Default: (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of Borrower on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv) file any claim or take any other action, in Lender’s or Borrower’s name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.

9.3 Charges. If Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender’s Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

9.4 Remedies Cumulative. Lender’s rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.

9.5 Application of Collateral Proceeds. Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.

10. WAIVERS; INDEMNIFICATION

10.1 Waivers. Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.

10.2 Lender’s Liability for Collateral. Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of any Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender’s powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith

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(excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

10.3 Indemnification. Borrower shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable attorney’s fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At this election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.

11. NOTICES

All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:	If to Lender:

AtriCure, Inc.	Lighthouse Capital Partners V, LP
6033 Schumacher Park Drive	500 Drake’s Landing Road
Cincinnati, Ohio 45069	Greenbrae, California 94904
Attention: Chief Financial Officer	Attention: Contract Administrator
FAX: (513) 755-4108	FAX: (415) 925-3387

12. GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties’ respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document.

12.2 Time of Essence. Time is of the essence for the performance of all Obligations.

12.3 Severability of Provisions. Each provision hereof shall be severable from every other provision in determining its legal enforceability.

12.4 Entire Agreement. This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

12.5 Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.

12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

12.9 No original Issue Discount. Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that the fair market value of the Warrant and the balance shall be allocable to the Loans.

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agree to prepare their federal income tax returns in a manner consistent with the foregoing and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loan shall be considered to be zero.

12.10 Relationship of Parties. The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its affiliates. Borrower and each of its affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any affiliate is entitled to rely thereon.

12.11 Choice of Law and Venue; Jury Trial Waiver. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATRICURE, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

By:	/s/ David Drachman	By:	/s/ Thomas Conneely

Name:	David Drachman	Name:	Thomas Conneely

Title:	President	Title:	Vice President

Exhibit A	Collateral Description
Exhibit B	Form of Note
Exhibit C	Form of Preferred Stock Warrant
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Incumbency Certificate
Exhibit F	Form of Officers Certificate
Exhibit G	ACH Authorization
Exhibit H	Form of Negative Pledge Agreement
Exhibit I	Control Agreement

Schedule 1	Disclosure Schedule

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EXHIBIT A

COLLATERAL

This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor’s interests in all of the following types or items of property, wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security of other agreement between Secured Party or Debtor:

All assets of the Debtor; all personal property of Debtor;

All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

All general intangibles of every kind, including without limitation, federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

All right, title and interest of Debtor, and all of Debtor’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

All inventory wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY DEBTOR TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO SECURED PARTY’S SECURITY INTEREST;

All equipment and fixtures, NONE OF WHICH THE DEBTOR IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

All investment property;

All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

NOTICE - PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH SECURED PARTY’S RIGHTS BY SUCH ENCUMBRANCER. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR’S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

Notwithstanding any of the foregoing, this Financing Statement and Security Agreement does not cover any of Debtor’s interests in, and the Collateral shall not under any circumstance include, and no security interest is granted in. Debtor’s Intellectual Property, including, without limitation, any and all property of the Debtor that is subject to, listed in or otherwise described in the Negative Pledge Agreement dated March 8, 2005 between the Secured Party and the Debtor. “Intellectual Property” means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Debtor, or in which Debtor now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, and shall include, in any event, all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials or records. Notwithstanding the foregoing, Intellectual Property as defined above does not include accounts, accounts receivable, royalties, licensing fees, contract rights, proceeds, or other revenue obtained or owed from or on account of the licensing or other exploitation of Intellectual Property, none of which are excluded, and all of which are included as collateral in the security interest granted by Debtor to Secured Party.

“DEBTOR”		“SECURED PARTY”

ATRICURE, INC., a Delaware corporation		LIGHTHOUSE CAPITAL PARTNERS V, L.P.
		BY:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

By:	/s/ David J. Drachman	By:

Name:	David J. Drachman	Name:

Title:	CEO	Title:

EXHIBIT B

[__________]

SECURED PROMISSORY NOTE

This SECURED PROMISSORY NOTE (this “Note”) is made                     , 200  , by ATRICURE, INC. (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 4631 between Borrower and Lender dated March 8,2005 (the “Loan Agreement”).

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $                     (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

“Basic Rate” means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided herein. On and after the Funding Date the Basic Rate shall be fixed and not subject to any further adjustments.

“Final Payment” means 15% of the Advance.

“Index” means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.

“Interest Margin” means 1.75% per annum.

“Loan Commencement Date” means September 1,2005.

“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.

“Payment Date” means the first day of each calendar month.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 48 calendar months.

1. Repayment. Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate prevailing on the first business day of such calendar month. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.

2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. Interest shall be computed on the basis of a 360 day year. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.

3. Voluntary Prepayment. Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest (ii) the Final Payment, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

4. Collateral. This Note is secured by the Collateral.

5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6. Choice of Law; Venue. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7. Miscellaneous. THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision here of is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ATRICURE, INC.

By:

Name:

Title:

EXHIBIT C

WARRANTS

NEITHER THIS WARRANT NOR THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR QUALIFIED OR REGISTERED UNDER CALIFORNIA OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS WARRANT NOR SUCH COMMON STOCK MAY BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AND THAT APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH.

COMMON STOCK PURCHASE WARRANT

Warrant No.	Number of Shares: 209,790

ATRICURE, INC.

Effective as of March 8, 2005

Void after March 8, 2012

1. Issuance. This Common Stock Purchase Warrant (the “Warrant”) is issued to LIGHTHOUSE CAPITAL PARTNERS V, L.P. by ATRICURE, INC., a Delaware corporation (hereinafter with its successors called the “Company”).

2. Purchase Price; Number of Shares. The registered holder of this Warrant (the “Holder”), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company at a price per share of $2.97 (the “Purchase Price”), 209,790 fully paid and nonassessable shares of Common Stock, $0.0001 par value, of the Company (the “Common Stock”).

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3. Payment of Purchase Price. The Purchase Price may be paid (a) in cash or by check, (b) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (c) by any combination of the foregoing.

4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X	=	Y(A-B)
A

where: X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.

Y =	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

A =	the Fair Market Value (defined below) of one share of Common Stock as determined at the time the net issue election is made pursuant to this Section 4.

B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

“Fair Market Value” of a share of Common Stock as of the date that the net issue election is made (the “Determination Date”) shall mean:

(i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a “Public Offering”), and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering.

(ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

(a) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date;

(b) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date; and

(c) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.

5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

7. Expiration Date; Automatic Exercise. This Warrant shall expire upon the earlier of (i) the close of business on March 8, 2012, or (ii) the close of business on the date that is one year after the date of the consummation of an initial public offering by the Company of its Common Stock to the public generally pursuant to a registration statement in an underwritten offering, and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence if the Fair Market Value of one share of the Common Stock is greater than the Purchase Price.

8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. Additional Rights. The other rights applicable to the Common Stock of the Company are set forth in the Amended and Restated Certificate of Incorporation, as amended from time to time (the “Articles”), a true and complete copy in its current form which is attached hereto as Exhibit A. Such rights shall not be restated, amended or modified in any manner which affects the Holder differently than the holders of Common Stock without such Holder’s prior written consent. The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

11. Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

12. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13. Notices of Record Date, Etc. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets;

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) business days prior to the date specified in such notice on which any such action is to be taken.

14. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

(d) As long as this Warrant is, or any shares of Common Stock issued upon exercise of this Warrant are, issued and outstanding, the Company will provide to the Holder the financial and other information required to be provided to the Holder in accordance with Section 6.2 of that certain Loan and Security Agreement No. 4631 between the Company and Lighthouse Capital Partners V, L.P. dated as of March 8, 2005, provided, however, that the Holder’s information rights will be available with respect to any shares of Common Stock issued upon exercise of this Warrant only (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) prior to the date such securities have been sold in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon consummation of such sale.

(e) So long as this Warrant has not terminated, Holder shall be entitled to receive such financial and other information as the Holder would be entitled to receive under the Company’s Series B Convertible Preferred Stock Purchase Agreement dated as of June 6, 2002, if Holder were a holder of that number of shares issuable upon full exercise of this Warrant.

(f) As of the date hereof, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which 7,155,141 shares are issued and outstanding and 192,307 shares are reserved for issuance upon the exercise of this Warrant, (ii) 8,293,679 shares of Series A Preferred Stock, of which 8,293,579 are issued and outstanding shares, and (iii) 15,426,936 shares of Series B Preferred Stock, of which 14,552,097 are issued and outstanding shares. Attached hereto as Exhibit B is a capitalization table summarizing the capitalization of the Company. Once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

15. Registration Rights. The Company grants to the Holder all the rights of a “Holder” and an “Investor” (but not a “Major Investor”) under the Company’s Amended and Restated Investors’ Rights Agreement dated as of June 6, 2002 (the “Rights Agreement”), including, without limitation, the registration rights contained therein, and agrees to amend the Rights Agreement so that (i) the shares of Common Stock issuable upon exercise of this Warrant shall be “Registrable Securities,” and (ii) the Holder shall be a “Holder” and an “Investor” (but not a “Major Investor”) for all purposes of such Rights Agreement. The Holder agrees to execute and become subject to such Rights Agreement, including, without limitation, the Market Stand-Off Agreement contained therein, with respect to any of the Common Stock purchasable pursuant to the terms of this Warrant.

16. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

17. Representations and Covenants of the Holder. This Common Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a) Investment Purpose. The right to acquire Common Stock contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Accredited Investor. Holder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(c) Private Issue. The Holder understands (i) that the Common Stock issuable upon exercise of the Holder’s rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 17.

(d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

18. Notices, Transfers, Etc.

(a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred. Any transferee shall be subject to the same restrictions on transfer with respect to this Warrant as the Holder.

(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

(d) If required by the Company, in connection with each exercise and issuance of shares of Common Stock purchasable hereunder or in the connection with the transfer by the Holder to any transferee of this Warrant or any of the shares of Common Stock purchasable hereunder, the Holder or such transferee, as the case may be, will give (i) with respect to any exercise and issuance of shares of Common Stock, assurances in writing that the representations and covenants set forth in Section 17 above remain true and are confirmed as of the date of such exercise, and (ii) with respect to any transfer of this Warrant or any of the shares of Common Stock purchasable hereunder, assurances in writing that the representations and covenants set forth in Section 17 above are true with respect to such transferee and are confirmed and acknowledged by such transferee.

19. No Impairment. The Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

20. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

21. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

22. Business Days. If the last or appointed day for the taking of any action required of the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

23. Value. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

24. No Shareholder Rights Until Exercise. No Holder hereof, solely by virtue of this Warrant, shall be entitled to any rights as a shareholder of the Company. Holder shall have all rights of a shareholder with respect to securities purchased upon exercise hereof as of the next succeeding day on which the transfer books of the Company are open after the date on which a subscription form for such exercise, accompanied by appropriate payment of the Purchase Price or an appropriate Net Issue Election Notice, as the case may be, is received by the Company.

ATRICURE, INC.

By:	/s/ David J. Drachman

Name:	David J. Drachman

Title:	CEO

Subscription

To:	Date:

The undersigned hereby subscribes for                      shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase                      shares of Common Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

Assignment

For value received                                                               hereby sells, assigns and transfers unto                                                   ___________________________________________________________________________________________________________ [Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                                               its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

In the Presence of:

_____________________

EXHIBIT A

Amended and Restated Certificate of Incorporation

See attached pages.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:00 AM 06/06/2002

020362819 – 3304415

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ATRICURE, INC.

AtriCure, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY:

FIRST:	That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted proposing and declaring advisable that the Certificate of Incorporation of the Corporation be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

	RESOLVED:	That the Board of Directors of the Corporation recommends and deems it advisable that the Certificate of Incorporation of the Corporation be amended by deleting Article IV thereof and substituting for said Article IV the new Article IV set forth on Exhibit A attached hereto; and

	RESOLVED:	That the aforesaid proposed amendment be submitted to the stockholders of the Corporation for their consideration; and

	RESOLVED:	That following the approval by the stockholders of the aforesaid amendment (the “Amendment”) as required by law, the officers of the Corporation be, and they hereby are, and each of them hereby is, authorized and directed (i) to prepare, execute and file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Amendment in the form approved by the stockholders and (ii) to take any and all other actions necessary, desirable or convenient to give effect to the Amendment or otherwise to carry out the purposes of the foregoing Resolutions.

SECOND:	That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to the Amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the Amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD:	That the Amendment was duly adopted in accordance with the applicable provisions of sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, AtriCure, Inc. has caused this certificate to be signed by its President this 5th day of June 2002.

ATRICURE, INC.

By:	/s/ Michael D. Hooven
Name:	Michael D. Hooven
Title:	President

EXHIBIT A

IV.

The total number of shares of all classes of stock which the Corporation has authority to issue is 63,720,615 shares, consisting of (i) 40,000,000 shares of Common Stock, par value $.0001 per share (the “Common Stock”), and (ii) 23,720,615 shares of Preferred Stock, par value $.0001 per share (the “Preferred Stock”), of which 8,293,679 shares are designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 15,426,936 shares are designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock may be increased or decreased (but not below the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock to be reserved pursuant to Subsection 2(1) below) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if converted basis).

The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class or series of stock of the Corporation shall be as follows:

Section 1. Liquidation Rights.

(a) Liquidation Payments.

(i) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), before any distribution or payment shall be made to the holders of any other stock of the Corporation, (a) the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock an amount equal to $0.63 per share of Series A Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series A Preferred Stock; such price per share, the “Original Series A Per Share Price”), plus all dividends accrued or declared thereon but unpaid (if any), to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up, and (b) the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock an amount equal to $1.43 per share of Series B Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series B Preferred Stock; such price per share, the “Original Series B Per Share Price”) plus all dividends accrued or declared thereon but unpaid (if any), to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up.

If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock and Series B Preferred Stock of all amounts distributable to them under this Subsection l(a)(i), then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Subsection l(a)(i).

No payment shall be made with respect to the Common Stock unless and until full payment has been made to the holders of the Preferred Stock of the amounts that they are entitled to receive under this Subsection l(a)(i).

(ii) After the payments described in Subsection l(a)(i) shall have been made in full to the holders of the Preferred Stock, or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Preferred Stock, the remaining assets available for distribution shall be distributed among the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock ratably in proportion to the number of shares of Common Stock then held by them or issuable to them upon conversion of the Series A Preferred Stock or Series B Preferred Stock then held by them. Such ratable distribution of the remaining assets shall continue until such time as (x) the holders of the Series A Preferred Stock have received aggregate distributions under Subsections l(a)(i) and l(a)(ii) equal to $1.89 per share (in the case of the cessation of participation of the holders of Series A Preferred Stock) and (y) the holders of the Series B Preferred Stock have received aggregate distributions under Subsections l(a)(i) and l(a)(ii) equal to $4.29 per share (in the case of the cessation of participation of the holders of Series B Preferred Stock). After such time as the holders of the Series A Preferred Stock and the Series B Preferred Stock have received distributions totaling $1.89 per share and $4.29 per share, respectively, all remaining assets shall be distributed ratably exclusively to the holders of the Common Stock (and not to any holders of Preferred Stock).

(iii) Upon conversion of shares of Preferred Stock into shares of Common Stock pursuant to Section 2 below, the holders of such Common Stock shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up, but shall share ratably in any distribution of the assets of the Corporation to all the holders of Common Stock.

(iv) The amounts payable with respect to shares of Preferred Stock under this Subsection l(a) are sometimes hereinafter referred to as “Liquidation Payments.”

(v) Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(b) Distributions Other than Cash. Whenever the distributions provided for in this Section 1 shall be payable in property other than cash, the value of such distributions shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. The Corporation shall give prompt written notice of such valuation to each holder of Preferred Stock. Any securities shall be valued as follows:

(i) If traded on a securities exchange or through the NASDAQ National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the distribution;

(ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution;

(iii) If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors; and

(iv) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be made with an appropriate discount from the market value determined as above to reflect the approximate fair market value thereof, as determined by the Board of Directors.

(c) Merger as Liquidation, etc. The merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) in voting power of the capital stock of the surviving corporation, in which case the provisions of Subsection 2(h) shall apply), the closing of any transaction, or series of transactions, in which more than fifty percent (50%) of the voting power of the Corporation is sold to another corporation or entity or the sale of all, or substantially all, of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 1, unless the holders of (i) at least sixty percent (60%) of the then issued and outstanding shares of Series A Preferred Stock; and (ii) at least a majority in interest of the then issued and outstanding shares of Series B Preferred Stock, each such series voting as separate classes, elect to the contrary, such election to be made by giving written notice thereof to the Corporation at least five (5) days before the effective date of such event. If such notice is given with respect to the Series A Preferred Stock and Series B Preferred Stock, the provisions of Subsection 2(h) shall apply to such Preferred Stock. Unless such election is made by the requisite holders of a series of Preferred Stock, any amounts received by the holders of such series of Preferred Stock as a result of such merger or consolidation shall be deemed to be applied toward, and all consideration received by the Corporation in such asset sale together with all other available assets of the Corporation shall be distributed toward, the Liquidation Payments in the order of preference set forth in Subsection l(a).

(d) Notice. Notice of any proposed liquidation , dissolution or winding up of the affairs of the Corporation (including any merger, consolidation, sale of capital stock or sale of assets which may be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation under Subsection l(c)), stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given to the holders of record of Preferred Stock not less than thirty (30) days prior to the payment date stated therein. Any holder of outstanding shares of Preferred Stock may waive notice required by this Subsection by a written document specifically indicating such waiver.

Section 2. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert; Conversion Price. Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the principal executive office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Issuance Price by the Conversion Price for such series, determined as hereinafter provided, in effect at the time of conversion. The “Issuance Price” shall be $0.63 per share for the Series A Preferred Stock and $1.43 per share for the Series B Preferred Stock. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of any additional consideration by the holder thereof (the “Conversion Price”) shall initially be $0.63 per share of Common Stock for the Series A Preferred Stock and $1.43 per share of Common Stock for the Series B Preferred Stock subject, in each case, to adjustment in order to adjust the number of shares of Common Stock into which the Preferred Stock is convertible, as hereinafter provided. All references to the Conversion Price herein shall mean the Conversion Price as so adjusted.

(b) Automatic Conversion.

(i) Each share of Preferred Stock shall automatically be converted into shares of Common Stock, based on the Conversion Price then in effect for such series of Preferred Stock, upon the closing of a firm commitment underwritten public offering (a “Qualified Public Offering”) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), covering the offer and sale of Common Stock for the account of the Corporation to the public at an offering price per share (prior to underwriter commissions and discounts) of not less than $4.29 (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications or other like transactions effected by the Corporation in respect of its Common Stock) and with proceeds (after deduction of underwriters’ commissions and expenses) to the Corporation of not less than $30,000,000.00 (in the event of which Qualified Public Offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted the Preferred Stock until the closing of such Qualified Public Offering). Notwithstanding the foregoing, a registration relating solely to a transaction under Rule 145 under the Act (or any successor thereto) or to an employee benefit plan of the Corporation shall not be deemed to be a Qualified Public Offering causing the automatic conversion of the Preferred Stock into shares of Common Stock.

(ii) With respect to the Series A Preferred Stock, each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock, based on the Conversion Price then in effect for the Series A Preferred Stock, upon the written election of the holders of not less than sixty percent (60%) of the then issued and outstanding shares of Series A Preferred Stock, voting as a separate class. With respect to the Series B Preferred Stock, each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock, based on the Conversion Price then in effect for the Series B Preferred Stock, upon the written election of the holders of not less than fifty percent (50%) of the then issued and outstanding shares of Series B Preferred Stock, voting as a separate class.

(c) Mechanics of Automatic Conversions. Upon the occurrence of either of the events specified in Subsection 2(b), the outstanding shares of the applicable series of Preferred Stock shall be converted automatically without any further action by the holders of shares of such series and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that all holders of shares of Preferred Stock being converted shall be given written notice of the occurrence of the event specified in Subsection 2(b) triggering such conversion, including the date such event occurred (the “Automatic Conversion Date”), and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. On the Automatic Conversion Date, all rights with respect to the series of Preferred Stock so converted, shall terminate, except any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such series of Preferred Stock has been converted, together with cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock converted to and including the time of conversion. Upon the automatic conversion of any Preferred Stock, the holders of such series of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. Upon surrender of such certificates there shall be issued and delivered to such holder, promptly at such office and in the holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock so surrendered were convertible on the date on which such automatic conversion occurred, together with cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock converted to and including the time of conversion. No fractional share of Common Stock shall be issued upon automatic conversion of any Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock on the Automatic Conversion Date, as determined in good faith by the Corporation’s Board of Directors.

(d) Mechanics of Optional Conversions. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock pursuant to Subsection 2(a), the holder shall surrender the certificate or certificates therefor at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the holder’s name or the name or names of the holder’s nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. On the date of conversion, all rights with respect to the Preferred Stock so converted, shall terminate, except any of the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted and cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Preferred Stock being converted to and including the time of conversion. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. No fractional share of Common Stock shall be issued upon optional conversion of any Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then current fair market value of one share of Common Stock, as determined in good faith by the Corporation’s Board of Directors. The Corporation shall, as soon as practicable (but in no event later than five (5) business days) after surrender of the certificate or certificates for conversion, issue and deliver at such office to such holder of Preferred Stock, or to the holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share and cash in an amount equal to all dividends declared but unpaid thereon and any and all other amounts owing with respect thereto at such time. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(i) If the conversion is in connection with an underwritten offering of securities pursuant to the Act the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(ii) If the conversion is in connection with a liquidation described in Subsection l(c) above, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the consummation of the liquidation, in which event the person(s) entitled to receive the Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the consummation of the liquidation.

(e) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Subsection 2(e), the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2) “Original Issue Date” shall mean the first date on which a share of Series B Preferred Stock was issued.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares of capital stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(4) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 2(e)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than:

(A) all shares of Common Stock issuable upon conversion of, or as a dividend upon, shares of Preferred Stock;

(B) 4,500,000 shares of Common Stock reserved in connection with Options issued or to be issued under the Corporation’s 2001 Stock Option Plan, as amended or restated, to officers, directors, employees, advisors or consultants of the Corporation, which number of reserved shares may be increased by the approval of at least a majority of the Corporation’s Board of Directors (provided that such majority includes all directors elected exclusively by the holders of Preferred Stock in accordance with Section 5(b)(i) and 5(b)(ii) (the “Preferred Directors”)); notwithstanding the foregoing, any shares of Common Stock issued or deemed to be issued primarily for equity financing purposes shall be Additional Shares of Common Stock;

(C) all shares of Common Stock issued or issuable to financial institutions, equipment lessors or other commercial lenders in connection with commercial credit agreements, equipment financings or other similar financings, which are approved by at least a majority of the Corporation’s Board of Directors (provided that such majority includes all Preferred Directors); notwithstanding the foregoing, any shares of Common Stock issued or deemed to be issued primarily for equity financing purposes shall be Additional Shares of Common Stock;

(D) all shares of Common Stock issued or issuable pursuant to agreements to license technology and/or provide sponsored research, which are approved by at least a majority of the Corporation’s Board of Directors (provided that such majority includes all Preferred Directors); notwithstanding the foregoing, any shares of Common Stock issued or deemed to be issued primarily for equity financing purposes shall be Additional Shares of Common Stock; and

(E) for which adjustment to the Conversion Price for such series of Preferred Stock is made pursuant to Subsection 2(e)(vi).

(ii) No Adjustment of Conversion Price. Except as set forth in Subsection 2(e)(vi), no adjustment in the number of shares of Common Stock into which each share of Preferred Stock is convertible shall be made, by adjustment of the Conversion Price for such series of Preferred Stock, in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock (determined pursuant to Subsection 2(e)(v)) issued or deemed to be issued by the Corporation is less than the Conversion Price for such series of Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

(iii) Deemed Issue of Additional Shares of Common Stock.

(1) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price as adjusted upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be readjusted to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Corporation, or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price as adjusted upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be readjusted to reflect such decrease or increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(D) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price as adjusted upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be readjusted as if:

(I) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(II) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Subsection 2(e)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(E) no readjustment pursuant to this Section 2(e) shall have the effect of increasing the applicable Conversion Price for a series of Preferred Stock; and

(F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subsection 2(e)(iii) as of the actual date of their issuance.

(2) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued with respect to the Preferred Stock:

(A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution; or

(B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend or distribution shall have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subsection 2(e)(iii) as of the time of actual payment of such dividend or distribution.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event that at any time or from time to time after the Original Issue Date, the Corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Subsection 2(e)(iii)(l) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Subsection 2(e)(iii)(2), which event is dealt with in Subsection 2(e)(vi)(l)), without consideration or for a consideration per share less than the Conversion Price for Series A Preferred Stock or Series B Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the then-existing Conversion Price for such affected series of Preferred Stock shall be reduced, concurrently with such issue, to a price determined in accordance with the following formula:

	NCP	=	P1Q1 + AC
Q1 + Q2
where:
	NCP	=	New Conversion Price.

	P1	=	Conversion Price in effect immediately prior to new issue.

	Q1	=	Number of shares of Common Stock outstanding, or deemed to be outstanding as set forth below, immediately prior to such issue.

	AC	=	The aggregate consideration received by the Corporation for the shares of Common Stock issued, or deemed to have been issued, in the subject transaction.

	Q2	=	Number of shares of Common Stock issued, or deemed to have been issued, in the subject transaction.

provided, that for the purpose of this Subsection 2(e)(iv), all shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection 2(e)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

(v) Determination of Consideration. For purposes of this Subsection 2(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Corporation’s Board of Directors; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Corporation’s Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 2(e)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(1) Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall be deemed to issue Additional Shares of Common Stock pursuant to Subsection 2(e)(iii)(2) in a stock dividend, stock distribution or subdivision, the Conversion

Price in effect immediately before such deemed issuance shall, concurrently with the effectiveness of such deemed issuance, be proportionately decreased.

(2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(f) Adjustments for Certain Dividends and Distributions. In the event that at any time or from time to time after the Original Issue Date the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in assets or in securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted in this Section 2, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of assets or securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such assets or securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein.

(g) Adjustment for Reclassification, Exchange, or Substitution. In the event that at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or series of stock or other securities or property, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the holder of Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by the holder of a number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(h) Adjustment for Merger, Consolidation or Sale of Assets. In the event that at any time or from time to time after the Original Issue Date, the Corporation shall merge or consolidate with or into another entity or sell all or substantially all of its assets (other than a consolidation, merger or sale which is treated as a liquidation with respect to the Preferred Stock pursuant to Subsection 1(c)), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such shares of Preferred Stock would have been entitled to receive upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Corporation’s Board of Directors) shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interest thereafter of the holders of such Preferred Stock, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of such Preferred Stock.

(i) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and mail to each affected holder of Preferred Stock, by first class mail, postage prepaid, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The certificate shall set forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Preferred Stock affected.

(k) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock:

(A) at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (i) and (ii) above; and

(B) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(l) Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(m) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Preferred Stock.

(n) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion or transfer of such Preferred Stock or Common Stock.

(o) Good Faith. If any event occurs as to which in the reasonable opinion of the Board of Directors of the Corporation, in good faith, the other provisions of this Section 2 are not strictly applicable but the lack of any adjustment in the Conversion Price would not in the reasonable opinion of the Board fairly protect the Conversion Rights of the holders of such Preferred Stock in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the Conversion Rights of the holders of such Preferred Stock in accordance with the basic intent and principles of such provisions, then the Board of Directors of the Corporation shall cause the Corporation forthwith to make such adjustment, if any, to the Conversion Price, on a basis consistent with the basic intent and principles of this Section 2, as it in good faith considers necessary to preserve, without dilution, the Conversion Rights of all the holders of such Preferred Stock.

Section 3. Redemption Event.

(a) Upon request in writing to the Corporation by either (y) the holders of at least 66 2/3% in interest of the then issued and outstanding shares of Series A Preferred Stock, making a request as a separate class or (z) the holders of at least a majority in interest of the then issued and outstanding shares of Series B Preferred Stock, making a request as a separate class (the holders of such requesting series of Preferred Stock, the “Requesting Holders,” and such request, an “Initial Redemption Request”), the Requesting Holders may cause the Corporation, on June 6, 2007 and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a “Redemption Date”), to redeem from all holders of such series of Preferred Stock, at the Original Series A Per Share Price or the Original Series B Per Share Price, as applicable, plus (i) any dividends declared or accrued but unpaid thereon, if any, and (ii) (x) if Series A Preferred Stock, an amount equal to fifteen percent (15%) per annum (by simple interest calculation) of the Original Series A Per Share Price from the date of May 25, 2001 through and until the applicable Redemption Date or (y) if Series B Preferred Stock, an amount equal to fifteen percent (15%) per annum (by simple interest calculation) of the Original Series B

Per Share Price from the date of June 6, 2002 through and until the applicable Redemption Date (the redemption price for the Series A Preferred Stock or Series B Preferred Stock, as applicable, the “Redemption Price”), the following respective portions of the number of issued and outstanding shares of Preferred Stock held by all holders of such series of Preferred Stock on the applicable Redemption Date:

Redemption Date	Portion of Shares of Preferred Stock To Be Redeemed
June 6, 2007	33 1/3%
June 6, 2008	66 2/3%
June 6, 2009	100%

(b) If any of the outstanding shares of a particular series of Preferred Stock are redeemed by the Corporation pursuant to Subsection 3(a) above, then all outstanding shares of such series of Preferred Stock must be redeemed by the Corporation in accordance with Subsection 3(a). However, if the funds of the Corporation legally available for redemption of Preferred Stock on any Redemption Date are insufficient to redeem the entire number of shares of Preferred Stock required under this Section 3 to be redeemed on such date, then those funds which are legally available will be used to redeem the maximum possible number of such shares of Preferred Stock ratably on the basis of the number of shares of Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem the entire number of shares of Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence. The portion of the Redemption Price due but unpaid on any Redemption Date shall accrue interest at the rate of fifteen percent (15%) per annum until paid, and any payments by the Corporation shall be applied first to such interest and then to reducing the amount of the unpaid Redemption Price.

(c) The Corporation shall provide notice of its receipt of an Initial Redemption Request, specifying the time, manner and place of redemption and the Redemption Price (a “Redemption Notice”), by first class or registered mail, postage prepaid, to each holder of record of Preferred Stock at the address for such holder as last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than thirty (30) days prior to the applicable Redemption Date. All holders of record of the series of Preferred Stock that did not make such Initial Redemption Request may nonetheless elect to become, together with the initial Requesting Holders, the “Requesting Holders” on such Redemption Date if written notice(s) is mailed to the Corporation, by first class or registered mail, postage prepaid, at least ten (10) days prior to applicable Redemption Date, which notice(s) includes the requisite percent of the then issued and outstanding shares of such series of Preferred Stock necessary to make an Initial Redemption Request pursuant to Subsection 3(a) above.

(d) Upon receipt by the Corporation of an Initial Redemption Request, the Corporation will become obligated to redeem on the applicable Redemption Date all then outstanding shares of the applicable series of Preferred Stock in accordance with Subsection 3(a) (other than the shares of such series of Preferred Stock as are duly converted pursuant to Section 2 hereof prior to the close of business on the fifth (5th) full day preceding the Redemption Date). Except as provided in Subsection 3(b) above, each Requesting Holder shall surrender to the Corporation on the applicable Redemption Date the certificate(s) representing the shares to be redeemed on such date, in the manner and at the place designated in the Redemption Notice. Thereupon, the Redemption Price shall be paid to the order of each such Requesting Holder and each certificate surrendered for redemption shall be canceled. In the case less than all Preferred Stock represented by any certificate is redeemed in any redemption pursuant to this Section 3, a new certificate will be issued representing the unredeemed Preferred Stock without cost to the holder thereof.

(e) Until a share of Preferred Stock is actually redeemed, each such share shall be entitled to any dividends declared upon such series of Preferred Stock and, until a share of Preferred Stock is actually redeemed, all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share (including, without limitation, voting rights and conversion rights) will continue in full force and effect.

Section 4. Restrictions.

(a) At any time when at least 1,000,000 shares of Preferred Stock are outstanding, except where the vote of the holders of a greater number of shares of Series A Preferred Stock and/or Series B Preferred Stock is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or by this Certificate of Incorporation, without the affirmative vote or written consent of both: (y) the holders of at least a majority in interest of the then issued and outstanding shares of Series A Preferred Stock; and (z) the holders of at least a majority in interest of the then issued and outstanding shares of Series B Preferred Stock, voting as separate classes, the Corporation will not:

(i) amend, alter or change the designation of any preferences, voting or other powers, qualifications, or special or relative rights or privileges of any series of Preferred Stock that adversely affects such Preferred Stock or the holders thereof;

(ii) increase or decrease (other than pursuant to a redemption or conversion contemplated by this Certificate of Incorporation) the authorized number of shares of any series of Preferred Stock;

(iii) create, authorize or issue any class or series of stock having any preference or priority over or being on a parity with any such preference or priority of any series of Preferred Stock or any security convertible into or exchangeable or exercisable for any such class a series of stock;

(iv) effect any license of the Corporation’s technology, other than in the ordinary course of business, in such a manner as to have the same economic effect as the sale of all or substantially all of the properties or assets of the Corporation;

(v) effect any liquidation, dissolution or winding up of the Corporation;

(vi) effect any sale, lease, assignment, transfer or other conveyance (other than the grant of a mortgage or security interest in connection with indebtedness for borrowed money) of all or substantially all of the properties or assets of the Corporation;

(vii) effect any amendment, alteration or change of this Certificate of Incorporation that adversely affects any of the rights of any series of Preferred Stock set forth in this Certificate of Incorporation or by law;

(viii) effect any redemption or repurchase with respect to any shares of Common Stock (except for acquisitions of Common Stock by the Corporation pursuant to agreements approved by the Corporation’s Board of Directors that permit the Corporation to repurchase such shares at no greater amount than their original purchase price upon termination of services to the Corporation or in exercise of the Corporation’s right of first refusal upon a proposed transfer);

(ix) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any shares of Preferred Stock otherwise than by redemption in accordance with Section 3 hereof or by conversion in accordance with Section 2 hereof;

(x) reissue any share of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise;

(xi) effect any reclassification or other change of any stock, or any recapitalization of the Corporation;

(xii) permit any subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any of its wholly-owned subsidiaries, any stock of such subsidiary;

(xiii) change the authorized number of directors of the Corporation, or the number as to which the Preferred Stock has special voting rights, or the manner in which the Preferred Stock may exercise its special voting rights;

(xiv) effect any consolidation or merger involving the Corporation or any of its subsidiaries (not including a consolidation or merger involving only the Corporation and one or more of its wholly-owned subsidiaries and no other entities, or a consolidation or merger involving only two or more of the Corporation’s wholly-owned subsidiaries and no other entities); or

(xv) effect any transaction or series of transactions by which the Corporation issues securities having voting power in excess of fifty percent (50%) of the total voting power of all securities of the Corporation immediately prior to such transaction or transactions, or otherwise having the effect of transferring voting power in excess of fifty percent (50%) of the total voting power of all securities of the Corporation immediately prior to such transaction or transactions (for purposes of determining voting power for this subsection, all securities convertible into Common Stock shall be assumed to have been converted, and all options, warrants and other rights to acquire Common Stock or other securities convertible into Common Stock, whether then or at some time in the future, shall be assumed to have been exercised).

(b) Notwithstanding any other provision of this Certificate of Incorporation or the Corporation’s Bylaws to the contrary, written notice of any action specified in Subsection 4(a) shall be given to each holder of Preferred Stock entitled to vote or consent with respect to such action at least twenty (20) days before the date on which the books of the Corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least twenty (20) days before the date when such proposed action is scheduled to take place. Any holder of outstanding shares of Preferred Stock may waive any notice required by this Subsection 4(b) by a written document specifically indicating such waiver.

Section 5. Voting Rights.

(a) Voting by Preferred Stock and Common Stock. Except as otherwise required by law or set forth in this Certificate of Incorporation, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to notice of any meeting of stockholders and shall vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote. With respect to all questions as to which, by law or by this Certificate of Incorporation, stockholders are required to vote by classes or series, each of the Series A Preferred Stock and Series B Preferred Stock shall vote as separate classes apart from the Common Stock. Shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock shall entitle the holders thereof to the following number of votes on any matter as to which they are entitled to vote:

(i) holders of Common Stock shall have one vote per share; and

(ii) holders of Series A Preferred Stock and Series B Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock (including fractions of a share) into which each such share of Series A Preferred Stock or Series B Preferred Stock (as the case may be) held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting or on the date of any written consent.

(b) Election of Directors.

(i) At each election of the Corporation’s directors, the holders of a majority in interest of the then issued and outstanding shares of Series A Preferred Stock (voting as a separate single class) will elect two (2) directors.

(ii) At each election of the Corporation’s directors, the holders of a majority in interest of the then issued and outstanding shares of Series B Preferred Stock (voting as a separate single class) will elect two (2) directors.

(iii) At each election of the Corporation’s directors, the holders of a majority in interest of the then issued and outstanding shares of Common Stock (voting as a separate single class, and excluding shares of Preferred Stock convertible into shares of Common Stock) will elect three (3) directors.

(iv) At each election of the Corporation’s directors, the holders of a majority in interest of the Common Stock, Series A Preferred, and Series B Preferred (voting as a single class on an as-converted basis), will elect one (1) director.

(v) Notwithstanding any Bylaw provisions to the contrary, only the stockholders entitled to elect a particular director shall be entitled to remove such director or to fill a vacancy in the seat formerly held by such director, all in accordance with the applicable provisions under Delaware law.

(c) Number of Board of Directors. Any provision of the Bylaws of the Corporation to the contrary notwithstanding, the number of directors constituting the entire Board of Directors of the Corporation may not be increased above eight (8) without the prior written consent of the holders of at least a majority of the then issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting as a single class).

(d) Calling of Stockholder Meetings. In addition to any rights which may be available under the Corporation’s Bylaws or otherwise under law, the holders of not less than twenty-five percent (25%) in voting power of the then issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting as a single class) shall be entitled to call meetings of the stockholders of the Corporation. Within five (5) business days after written application by such holders of Preferred Stock, the President or Secretary, or such other officer of the Corporation as may be authorized in the Bylaws of the Corporation to give notice of meetings of stockholders of the Corporation, shall notify each stockholder of the Corporation entitled to such notice of the date, time, place and purpose of such meeting. No meeting of stockholders called pursuant to this Subsection 5(d) shall take place more than fourteen (14) days after the date notice of such meeting is given.

(e) Vacancies on Board.

(i) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of any series of Preferred Stock voting as a separate single class, the remaining director or directors so elected by the holders of such series of Preferred Stock may, by affirmative vote of a majority thereof (or the remaining director so elected if there is but one) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. If there is no director remaining who had been elected by the holders of such series of Preferred Stock, then the holders of a majority of the shares of such series of Preferred Stock shall elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant.

(ii) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Common Stock voting as a separate single class, the remaining director or directors so elected by the holders of the Common Stock may, by affirmative vote of a majority thereof (or the remaining director so elected if there is but one) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. If there is no director remaining who had been elected by the holders of the Common Stock, then the holders of a majority of the shares of the Common Stock shall elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant.

(f) Termination of Certain Voting Rights. The method for election of directors set forth in Subsection 5(b) above, the restriction on the size of the Corporation’s Board of Directors set forth in Subsection 5(c) above and the ability of the holders of Preferred Stock to call a stockholder meeting set forth in Subsection 5(d) above shall all automatically terminate and be of no further force or effect upon the earliest to occur of (1) a Qualified Public Offering, (2) the merger or consolidation of the Corporation with or into any other corporation or entity that results in all Preferred Stock being converted into Common Stock (unless stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving or acquiring corporation thereafter, and for the purposes of this calculation, voting securities of the surviving or acquiring corporation which any stockholder of the corporation owned immediately prior to such merger or consolidation as stockholders of another party to the transaction shall be disregarded) or (3) when less than 1,000,000 shares of Preferred Stock (excluding shares of Common Stock issued upon the conversion of any shares of Preferred Stock) are outstanding.

Section 6. Dividends.

(a) The holders of Preferred Stock shall be entitled to receive, when and if declared by the Corporation’s Board of Directors, out of any funds legally available therefor, preferential non-cumulative dividends in cash at the rate of (i) five and four-hundredths cents ($0.0504) per share (as adjusted for any stock dividends, combinations, splits, recapitalizations or the like with respect to such shares) per annum for each share of Series A Preferred Stock, and (ii) eleven and forty-four-hundredths cents ($0.1144) per share (as adjusted for any stock dividends, combinations, splits, recapitalizations or the like with respect to such shares) per annum for each share of Series B Preferred Stock. Any such dividends shall be distributed ratably among the holders of Series A Preferred Stock and Series B Preferred Stock in proportion to the full amount each such holder is otherwise entitled to receive under this Subsection 6(a).

(b) No dividends or other distributions (whether payable in cash, securities, property or other assets) shall be paid on any Common Stock until (i) all dividends accrued or declared but unpaid on the Preferred Stock shall have been paid in full and (ii) in the event that the Corporation’s Board of Directors have not declared a dividend on the Preferred Stock during the then-current calendar year, all dividends are paid in full on the Preferred Stock as if such Board had declared a dividend on the Preferred Stock pursuant to Subsection 6(a) above during the then-current calendar year.

(c) Subject to Subsection 6(b) above, dividends and distributions may be declared and paid on Common Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Corporation; provided, however, that when and as dividends and distributions are declared and paid on shares of Common Stock, the Corporation shall declare and pay at the same time to each holder of Preferred Stock, in addition to that which may be paid to satisfy the conditions set forth in Subsection 6(b) above, a dividend or distribution equal to the dividend or distribution which would have been payable to such holder if the shares of Preferred Stock held by such holder had been converted into Common Stock on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution.

(d) No dividends or distributions shall be declared or paid on the Common Stock or Preferred Stock except as set forth in this Section 6.

(e) As used herein, “distribution” means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of Common Stock) or the purchase of shares of capital stock of the Corporation for cash or property.

(f) The prohibition on payment of dividends and other distributions set forth in Subsection 6(d) above shall not apply to:

(i) Dividends payable solely in the Common Stock of the Corporation approved by the board of directors (including each of the Preferred Directors);

(ii) Acquisitions of Common Stock by the Corporation at a price not greater than the amount paid by service providers for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, so long as such acquisition is approved by the board of directors (including each of the Preferred Directors);

(iii) Acquisitions of Common Stock by the Corporation pursuant to its right of repurchase set forth in the Stock Repurchase Agreement, dated as of May 25, 2001, among the Corporation, Michael D. Hooven and Susan Spies;

(iv) Acquisitions of stock in exercise of the Corporation’s right of first refusal upon a proposed transfer approved by the board of directors (including each of the Preferred Directors); or

(v) A distribution pursuant to Section 1 above.

Section 7. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

Section 8. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the shares of Common Stock.

Section 9. Notices. All notices and other communications to any party required or permitted to be sent pursuant to this Article IV (collectively, “Notices”) shall be contained in a written instrument addressed to such party at such party’s address as it appears on the books of the Corporation and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) five (5) days after being duly sent by first class mail, postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two (2) days after being duly sent by DHL, Fedex or other recognized express international courier service.

EXHIBIT B

Capitalization Table.

Atricure, Inc.

Capital Structure

Investor	Series A	Series B	Bridge Note	Warrant Coverage 30%	Common	Stock Options	Total Ownership	Total Ownership %
US Venture Partners	3,968,254	4,393,705	1,200,700	360,210		0	9,922,869	28.598%
Camden Partners		3,496,503					3,496,503	10.077%
Charter Ventures	1,587,302	930,070	473,217	141,966			3,132,555	9.028%
Foundation Medical Partners, L.P.		2,097,902					2,097,902	6.046%
Hooven, Michael D. - Irrevocable Trust					1,270,000		1,270,000	3.660%
Spies, Susan - Irrevocable Trust					1,270,000		1,270,000	3.660%
Drachman, David						1,200,000	1,200,000	3.458%
Weldon Foundation, The	810,125		105,944	31,783			947,852	2.732%
Harrison, M.D. Donald C.	372,916		111,595	33,478	250,000	43,000	810,989	2.337%
New England Partners Capital, L.P.		699,301					699,301	2.015%
Partisan Management Group Inc.	545,767		105,944	31,783			683,494	1.970%
Robards, Karen P.	165,740	209,790	66,391	19,917	189,000	15,000	665,838	1.919%
Cassidy, Karen J.	82,870		24,721	7,416	490,000	0	605,007	1.744%
Weldon, Carol J.	82,429		216,832	65,050	140,000		504,311	1.453%
Weldon, Norm					465,000	0	465,000	1.340%
Hooven, Michael D.	41,435					350,000	391,435	1.128%
Lifschultz, Lowell S.	165,740		66,391	19,917		15,000	267,048	0.770%
Fischer, Frank M.	41,214		16,951	5,085	175,000		238,250	0.687%
Sherman, Jon						210,000	210,000	0.605%
D’Augustine, Richard J.	41,435		10,595	3,178	140,000	7,500	202,708	0.584%
Murray, David					199,990	0	199,990	0.576%
Hudson, Utako K.	41,214		12,713	3,814	140,000		197,741	0.570%
Kullback, William						180,000	180,000	0.519%
Brooke, Paul A.					175,000		175,000	0.504%
Privitera, Salvatore						175,000	175,000	0.504%
Ogle, Raymond W.	41,435		12,713	3,814	84,000	7,500	149,462	0.431%
Lifschultz, Elizabeth H.		147,902					147,902	0.426%
Chaldekas, James A.					140,000		140,000	0.403%
Colman, Frederic C.					140,000		140,000	0.403%
Davis, James E.					140,000		140,000	0.403%
Davis, Joseph H.					140,000		140,000	0.403%
Greenfield Family, L.P.	79,365		24,014	7,204			110,583	0.319%
Wolf, M.D. Randall K.	39,683		16,245	4,873	14,000	28,000	102,801	0.296%
Abruzzo, Elsa						100,000	100,000	0.288%
Smith, M.D. C. Daniel					91,000		91,000	0.262%
Friedman, PhD Mark						90,000	90,000	0.259%
Cambridge, Steve						85,000	85,000	0.245%
Santamore, Ph.D. William P.	41,214				31,500	10,500	83,214	0.240%
Lorry, Brandon					20,000	60,000	80,000	0.231%
Spies, Erika A. & Eberhard H. - Irrevocable Trust					80,000		80,000	0.231%
Freund, John G.					70,000		70,000	0.202%
Fuchs, Betty C./Lawrence H.					70,000		70,000	0.202%
Goldin, M.D. Sylvan					70,000		70,000	0.202%
Hooven, Brian A. - Irrevocable Trust					70,000		70,000	0.202%
Leetmaa-Livingston, Bonnie					70,000		70,000	0.202%
Mazzola, Christian L. - Revocable Trust					70,000		70,000	0.202%
Paulson, Photios					70,000		70,000	0.202%
Richardson, Ted					52,500	17,500	70,000	0.202%
Walsh, Richard						70,000	70,000	0.202%
Winkler, Matt						70,000	70,000	0.202%
Woolf, Patricia K.					70,000		70,000	0.202%
Stern, Roger		69,930					69,930	0.202%
Gaughan, Terry						61,898	61,898	0.178%
Staats, Peter					5,000	55,000	60,000	0.173%
Lucky, James						55,000	55,000	0.159%
Drach, Greg						50,000	50,000	0.144%
Simmons, June						50,000	50,000	0.144%
Spies, Susan						50,000	50,000	0.144%
Mazzola, Christian L.	41,214						41,214	0.119%
Hooven, Carole K.					40,000		40,000	0.115%
Hooven, Frederick H.					40,000		40,000	0.115%
Hooven, John E.					40,000		40,000	0.115%
Hooven, Michael C.					40,000		40,000	0.115%
Duke Univ. Special Venture Fund	39,683						39,683	0.114%
Kline, Robert A.	39,683						39,683	0.114%
Martin, Jr. John B.					35,000		35,000	0.101%
Pinchuk, Leonard					35,000		35,000	0.101%
Spies, Eberhard/Erika					35,000		35,000	0.101%
Zapolanski, M.D. Alex						35,000	35,000	0.101%
O Street Corporation		34,965					34,965	0.101%
D’Augustine, Merida A.	24,861		7,063	2,119			34,043	0.098%
Ladd, Doug					31,250		31,250	0.090%

Atricure, Inc.

Capital Structure

Investor	Series A	Series B	Bridge Note	Warrant Coverage 30%	Common	Stock Options	Total Ownership	Total Ownership %
Miller, Ken						30,000	30,000	0.086%
Wainscott, Mark						26,874	26,874	0.077%
Kerr, Janice						26,400	26,400	0.076%
Alexander, Patrick						26,000	26,000	0.075%
Beckjorden, Thomas						25,700	25,700	0.074%
Gillinov, A Marc						25,000	25,000	0.072%
McCarthy, MD, Patrick						25,000	25,000	0.072%
Weldon, Cynthia M. as custodian for Michael J. Weldon					25,000		25,000	0.072%
Weldon, David J.					25,000		25,000	0.072%
Weldon, Marijke L.					25,000		25,000	0.072%
Weldon, R. David					25,000		25,000	0.072%
Weldon, Thomas D. as custodian for Andrew M. Dodson					25,000		25,000	0.072%
Weldon, Thomas D. as custodian for Christopher R. Weldon					25,000		25,000	0.072%
Weldon, Thomas D. as custodian for Eric Dodson					25,000		25,000	0.072%
Weldon, Thomas D. as custodian for Mathew T. Dodson					25,000		25,000	0.072%
Becker (Gabbard), Jane					22,500		22,500	0.065%
Flanagan, Martin						21,500	21,500	0.062%
Allen, Steven						20,000	20,000	0.058%
Bantivoglio, Robert						20,000	20,000	0.058%
Beams, Raymond						20,000	20,000	0.058%
Ellenson, Scott						20,000	20,000	0.058%
Henderson, Kevin						20,000	20,000	0.058%
Hooven, Abigail					20,000		20,000	0.058%
Hooven, Maxwell					20,000		20,000	0.058%
Hooven, Molly					20,000		20,000	0.058%
Kent, James						20,000	20,000	0.058%
Lafer, Mark						20,000	20,000	0.058%
Lange, Anne					20,000		20,000	0.058%
Mathiason, Anthony						20,000	20,000	0.058%
Palmer, J. Reneee						20,000	20,000	0.058%
Poole, J. Eric						20,000	20,000	0.058%
Rybak, Waltraut					20,000		20,000	0.058%
Seith, Douglas						20,000	20,000	0.058%
Shapiro, Amy						20,000	20,000	0.058%
Strong, Stewart						20,000	20,000	0.058%
Ball, Laura						15,000	15,000	0.043%
Frazier, Kenneth						15,000	15,000	0.043%
Haines, Randy						15,000	15,000	0.043%
Jacobs, Jonathan						15,000	15,000	0.043%
Kaganov, Alan L.						15,000	15,000	0.043%
Krauss, Anita						15,000	15,000	0.043%
McCarthy, Sean						15,000	15,000	0.043%
Scent, Dianne					15,000		15,000	0.043%
Shaffer, Maureen						15,000	15,000	0.043%
Vasquez, David						15,000	15,000	0.043%
Wichman (Luken), Sarah						15,000	15,000	0.043%
Schneeberger, M.D. Eric William						14,500	14,500	0.042%
Benussi, M.D. Stefano						14,000	14,000	0.040%
Daniell, M.D. James F.					14,000		14,000	0.040%
Haines, M.D. David						14,000	14,000	0.040%
McKernan, M.D. J. Barry					14,000		14,000	0.040%
Melo, M.D. Joao						14,000	14,000	0.040%
Patton, Gerald						14,000	14,000	0.040%
Bagley, Barry						10,000	10,000	0.029%
Caldiero-Martinucci, Marilyn						10,000	10,000	0.029%
Cunningham, Jim						10,000	10,000	0.029%
Dlugos, Dan					10,000		10,000	0.029%
Holahan, Terrie						10,000	10,000	0.029%
Kogan, Alexander						10,000	10,000	0.029%
Lund, Thomas W.					10,000		10,000	0.029%
Meade, Connie						10,000	10,000	0.029%
Nakagawa, M.D. Hiroshi						10,000	10,000	0.029%
Palmer, Timothy						10,000	10,000	0.029%
Fishberger, MD Steven						7,500	7,500	0.022%
Carlson, M.D. Mark						7,000	7,000	0.020%
Harp, Adam						7,000	7,000	0.020%
Osher, M.D. Sanford S.					7,000		7,000	0.020%
Phillips, M.D. Edward H.					7,000		7,000	0.020%
Schuessler, M.D. Richard						7,000	7,000	0.020%
Gerding, Annette					6,125		6,125	0.018%
Hughett, David						6,000	6,000	0.017%
Police, Richard					5,451		5,451	0.016%
Craft, Laura						5,000	5,000	0.014%
Doll, Sean						5,000	5,000	0.014%
Evans, Steve						5,000	5,000	0.014%
Gauch, Natacha					5,000	0	5,000	0.014%
Hoffman, Joseph						5,000	5,000	0.014%

Atricure, Inc.

Capital Structure

Investor	Series A	Series B	Bridge Note	Warrant Coverage 30%	Common	Stock Options	Total Ownership	Total Ownership %

Kress, M.D. David						5,000	5,000	0.014%

Messerly, Jeffrey					5,000		5,000	0.014%

Millar, Roger MD						5,000	5,000	0.014%

Robinson, Stephen						5,000	5,000	0.014%

Wolff, Chris						5,000	5,000	0.014%

Biehle, Edward						4,000	4,000	0.012%

Hughes, Patrick					4,000	0	4,000	0.012%

Rister, David						4,000	4,000	0.012%

Sewak, Jon						4,000	4,000	0.012%

Reckelhoff, Jerry					3,750	0	3,750	0.011%

Fischer, Ann E.					3,500		3,500	0.010%

Park, Christopher						3,500	3,500	0.010%

Wampler, Tamala						3,500	3,500	0.010%

Glithero, Jason						3,000	3,000	0.009%

Martin, Keith						3,000	3,000	0.009%

Dumbauld, Patrick					2,500	0	2,500	0.007%

Rubio, Craig						2,500	2,500	0.007%

Diniz, Linda						1,500	1,500	0.004%

Sabla, Shannon						1,500	1,500	0.004%

Wright, Vickie					1,250	0	1,250	0.004%

Greifenkamp, Tom					1,000	0	1,000	0.003%

Hargis, Richard					750	250	1,000	0.003%

Mathis, Shannon						1,000	1,000	0.003%

Hendersen, Steven L.					875		875	0.003%

Brewer, Candy					700	0	700	0.002%

Hasse, John					700	0	700	0.002%

Hasse, Kathleen					700	0	700	0.002%

Hegener, Deborah					700	0	700	0.002%

Koehler, Jane					700	0	700	0.002%

Mueller, Kenneth					700	0	700	0.002%

Reynolds, Shelia					700	0	700	0.002%

Shearer, Kathleen					700	0	700	0.002%

Stewart, Kevin					700	0	700	0.002%

Sweeney, Karen					700	0	700	0.002%

Thomas, Shelia					700	0	700	0.002%

Jordan, Susan						500	500	0.001%

Adams, Theresa						200	200	0.001%

Kulesza, Cheryl						200	200	0.001%

Sabine, David						200	200	0.001%

Smith, Joshua						100	100	0.000%

Totals	8,293,579	12,080,068	2,472,029	741,607	7,144,641	3,965,322	34,697,246	100.00%

								5,100,000
Total shares of Capital Stock on a Fully-Diluted Basis							34,824,746

* Options reserved for conditional option grants						126,500
* Options pending board approval						1,000
* Options exercised						483,766
Options available for future issuance **						523,412

**reflects conditional, pending and exercised shares

EXHIBIT D

NOTICE OF BORROWING

______________, _____

Lighthouse Capital Partners V, L.P.

500 Drake’s Landing Road

Greenbrae, CA 94904-3011

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement No. 4631 dated as of March 8, 2005 (as it has been and may be amended from time to time, the “Loan Agreement,” initially capitalized terms used herein as defined therein), between LIGHTHOUSE CAPITAL PARTNERS V, L.P. and ATRICURE, INC. (the “Company”)

The undersigned is the President and CEO of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:

1. The amount of the proposed Advance is $                    . The business day of the proposed Advance is                     .

2. The Loan Commencement Date for this Advance shall be September 1, 2005.

3. As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects.

4. No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.

Very truly yours,

ATRICURE, INC.

By:

Name:

Title:

EXHIBIT E

INCUMBENCY CERTIFICATE

The undersigned, Susan Spies, hereby certifies that:

1. He/She is the duly elected and acting Secretary of ATRICURE, INC., a Delaware corporation (the “Company”).

2. That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE
David J. Drachman	President and Chief	/s/ David J. Drachman
Executive Officer

3. Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

4. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5. Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on March 8, 2005.

ATRICURE, INC.

By:	/s/ Susan Spies

Name:	Susan Spies

Title:	Secretary

I, the President and Chief Executive Officer of the Company, do hereby certify that Susan Spies is the duly qualified, elected and acting Secretary of the Company and that the above signature is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate on March 8, 2005.

ATRICURE, INC.

By:	/s/ David J. Drachman

Name:	David J. Drachman

Title:	President and Chief Executive Officer

EXHIBIT F

OFFICER’S CERTIFICATE

The undersigned, to induce LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”), to extend or continue financial accommodations to ATRICURE, INC., a Delaware corporation (the “Borrower”) pursuant to the terms of that certain Loan and Security Agreement dated March 8,2005 (the “Loan Agreement”), hereby certifies that on the date hereof:

1.	I am the duly elected and acting of Borrower.

2.	I am a Responsible Officer as that term is defined in the Loan Agreement.

3.	The information submitted herewith is in fact what it purports to be.

4.	The information delivered herewith is true, correct and complete

5.	Borrower is currently able to meet its obligations as they come due.

6.	I understand that Lender is relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.

7.	I will advise you if it comes to my attention that, as of the date hereof, the information submitted herewith was not in fact true, correct and complete.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on                             .

ATRICURE, INC.

By:	/s/ David J. Drachman

Name:	David J. Drachman

Title:	President

EXHIBIT G

AUTHORIZATION FOR AUTOMATIC PAYMENT

The undersigned ATRICURE, INC. (“Borrower”) authorizes LIGHTHOUSE CAPITAL PARTNERS V, L.P. and any and all affiliated funds (collectively, “Lender”) and the bank / financial institution (“Bank”) named below to initiate variable debit and/or credit entries to Borrower’s deposit, checking or savings accounts as designated below and to cause funds transfers to an account of Lender as payment of any and all amounts due under the Loan and Security Agreement between Borrower and Lender dated March 8, 2005 (the “Loan Agreement”).

1. Lender is hereby authorized to initiate variable debit and/or credit transactions and resulting funds transfers in Borrower’s designated accounts with respect to amounts calculated by Lender to be due and owing to Lender by Borrower periodically under the Loan Agreement. Borrower consents to all such debit and/or credit transactions and resulting funds transfers and hereby authorizes Lender to take all such actions as may be required by Bank with respect to such transactions. Borrower acknowledges and agrees that such credit and/or debit entries may be made in amounts due under the Loan Agreement in order to cause timely payments as required by the terms of the Loan Agreement.

2. Borrower hereby authorizes Lender to release to Bank all information concerning Borrower that may be necessary or desirable for Bank to investigate or recover any erroneous funds transfers that may occur.

3. Borrower acknowledges and agrees that all such debit and/or credit transactions and funds transfers are intended to be made through an Automated Clearing House system and in compliance with the NACHA Rules and in compliance with Bank’s security procedures.

4. Borrower represents and warrants that the account information set forth below is accurate and complete and that each of the account(s) set forth below is a business account maintained in Borrower’s name and for Borrower’s account.

This Consent shall be effective as of March 8, 2005 and shall remain in effect until the Loan Agreement has been terminated. Any cancellation by Borrower of this consent shall (i) be made in writing and (ii) delivered to Bank and Lender in such time as to afford Bank and Lender a reasonable opportunity to act on said cancellation.

Huntington Bank
(Name of Borrower’s Bank)

105 East Fourth Street-Suite 200A		Cincinnati	OH	45202
(Address of Bank)		(City)	(State)	(Zip Code)

Bank Routing Number
	(between these symbols “ /:” “:/” on bottom left of check)

Account Number:	01651119284	(checking / deposit / savings)		(circle one)

Copy of a voided check is attached to this form

Borrower Name:	ATRICURE, INC.
Borrower Address:	6033 Schumacher Park Drive Cincinnati, Ohio 45069

Authorized by:	/s/ David J. Drachman

	Its:	David J. Drachman

Date authorized:	3/8/05

Internal ACH Authorizations from Lender:

Approved by:	Date:

EXHIBIT H

NEGATIVE PLEDGE AGREEMENT

THIS NEGATIVE PLEDGE AGREEMENT is made as of March 8, 2005, by and between ATRICURE, INC. (“Borrower”) and LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”).

In consideration of the Loan and Security Agreement between the parties of proximate date herewith (the “Loan Agreement”),. Borrower agrees as follows:

Except as otherwise permitted in the Loan Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower’s intellectual property, including, without limitation, the following:

(a) Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”);

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d) All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the “Patents”);

(e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the “Trademarks”);

(f) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for an collect such damages for said use or infringement of the intellectual property rights identified above;

(g) Any and all licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights

(h) Any and all amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

(i) Any and all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

It shall be an Event of Default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement Borrower agrees to properly execute all documents reasonably required by Lender in order to fulfill the intent and purposes hereof.

ATRICURE, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ David J. Drachman	By: LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

Name:	David J. Drachman

Title:	President	By:

Name:

Title:

EXHIBIT I

CONTROL AGREEMENT

[In form and substance acceptable to Lender in its reasonable discretion]

March 8, 2005

Morgan Stanley & Co. Incorporated (the “Broker”)

555 California Street 14th Floor

San Francisco, CA 94104

Re:	Notice of Fledge and Security

Gentlemen:

Please be advised that the undersigned, AtriCure Inc. (“Pledgor”), has pledged a security interest in Account No. 14-78AD9 (the “Account”) held by Broker, as securities intermediary, and in all of the securities, proceeds, cash or other assets now or hereafter held in the Account (collectively, the “Collateral”), to Lighthouse Capital Partners V, L.P. (“Pledgee”) pursuant to the terms and provisions of a certain Venture Loan Proposal (the “Agreement”), dated March 8, 2005.

Broker, Pledgor and Pledgee, by signing this letter, hereby agree as follows:

a) The Account shall be retitled AtriCure Inc. - Pledgor/ Lighthouse Capital Partners V, L.P. - Pledgee”;

b) Pledgee has a security interest in the Collateral and is authorized to instruct the Broker with regard to the Account;

c) Broker is hereby notified of Pledgee’s security interest, and agrees to comply with all instructions and entitlement orders of Pledgee with regard to the Account. Broker shall not comply with instructions and entitlement orders with respect to the Collateral or the Account that are originated by the Pledgor except as described in Paragraph D below. Broker is also hereby authorized and agrees to send duplicate copies of any and all statements and confirmations, as well as any other appropriate correspondence, relating to the Account directly to the Pledgee at the address indicated below, or to such other address as Pledgee may designate in writing. This pledge will remain in full force and effect until Pledgee notifies Broker in writing to the contrary;

d) Pledgee hereby instructs Broker that until further instruction in writing from an Authorized Officer of Pledgee (as defined below) that Pledgee is assuming exclusive control over the Account (“Notice of Exclusive Control”), the Broker shall comply with directions of Pledgor with respect to any transactions, including withdrawals, in the Account. Notwithstanding anything contained herein, upon receipt of a Notice of Exclusive Control (it being understood that Broker shall have no duty or obligation whatsoever to investigate or determine whether the Notice of Exclusive Control was rightfully or legally issued). Broker shall only follow the directions and instructions of

Pledgee with regard to the Account. In that case, if Pledgee so requests, Broker will proceed to liquidate the assets of the Account in accordance with Pledgee’s instructions and to deliver the proceeds to Pledgee.

For purposes of this Agreement, “Authorized Officer of Pledgee” shall refer to any one of the following individuals: Thomas Conneely or Richard Stubblefield. If Pledgee finds it necessary to designate a replacement for any of the designated Authorized Officers of Pledgee, written notice of replacement shall be given to Broker, which notice shall be signed by the President, an Executive Vice President, a Senior Vice President, or such other officer of Pledgee as Broker may approve. However, Broker shall be entitled to rely on any notice it receives from someone whom it reasonably believes is an Authorized Officer of Pledgee;

e) Broker shall have no obligation to monitor the Account for any purpose in connection with the pledge granted hereunder. The Pledgee accepts and acknowledges full responsibility for reviewing daily confirmations and monthly statements to ensure that it is adequately secured;

f) Pledgor and Pledgee hereby agree to indemnify and hold harmless Broker, its affiliates, officers, and employees from and against any and all claims, causes of actions, liabilities, lawsuits, demands, and/or damages, including, without limitation, any and all court costs and reasonable attorney’s fees, that might result by reason of the actions of Broker under this Agreement. Broker shall not be responsible for any losses, claims, damages, liabilities and expenses incurred by Pledgor or Pledgee, except to the extent that such losses, claims, damages, liabilities or expenses arise out of the bad faith, gross negligence, or criminal acts or omissions on the part of Broker;

g) Broker may terminate this Agreement at any time by canceling the Account and transferring all funds and securities in the Account to Pledgee;

h) As of the date hereof, the Collateral has not been paid to or withdrawn by the Pledgor; Broker is not in receipt of any notice of withdrawal or redemption with regard to the Collateral or notice not to renew the Account, and Broker has not given any notice that the Account will not be renewed or extended, as the case may be;

i) Broker’s records indicate that the value of the Collateral, as of the date hereof, is approximately _________________;

j) Broker subordinates any right of offset Broker may now or hereafter have against the Collateral for any indebtedness now or hereafter owing to Broker by the Pledgors to the security interest of Pledgee; provided that Broker shall continue to have a first perfected security interest in the Collateral with respect to any charges incurred in connection with the operation of the Account, including, but not limited to, fees, commissions and any costs related to unsettled securities transactions.

k) This Agreement shall be governed by the law of the State of New York, excluding its conflict of law rules. The parties hereby agree that (i) the “securities intermediary’s jurisdiction” with respect to the Account and the Collateral is New York and (ii) the parties shall not agree with any other person that such securities intermediary’s jurisdiction is any jurisdiction other than New York.

Very truly yours, ATRICURE INC.

/s/ David J. Drachman

By:	David J. Drachman

Title:	President

Read and Agreed to: MORGAN STANLEY & CO. INCORPORATED

By

Name:

Title:

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	Lighthouse Management Partners V, L.L.C. its general partner

By

	Name:	Thomas Conneely

	Title:	Vice President

	Address:	500 Drakes Landing Road Greenbrae, CA 94904 Attn: Contracts Administration

SCHEDULE 1

DISCLOSURE SCHEDULE

DEPOSIT AND SECURITIES ACCOUNTS

	Account Information:	Contact Information forAccount:
	Company Name: Huntington National Bank	Contact Name: Lisa Kuethe
Account	Address: Fourth & Walnut Center	Phone: 513-762-1883
Number	105 East Fourth Street-Suite 200A	Fax: 513-762-5191
1	City, State, Zip: Cincinnati, OH 45202	E-mail: lisa.kuethe@huntington.com
Phone:
Fax:
Type of Account: Checking
Account number: 01651119284
Approximate Dollar Amount: $750,000.00

	Company Name: Morgan Stanley	Contact Name: Tom Piliero
Account	Address: 555 California Street	Phone: 475-576-2016
Number	City, State, Zip: San Francisco, CA 94104	Fax: 415-576-2060
2	Phone: 415-576-2004	E-mail:
	Fax:	Thomas.Piliero@morganstanley.com
Type of Account: Investment
Account number: 14-78AD9
Approximate Dollar Amount: $2,785,000

	Company Name:	Contact Name:
Account	Address:	Phone:
Number	City, State, Zip:	Fax:
3	Phone:	E-mail:
Fax: Type of Account:
Account number:
Approximate Dollar Amount:

	Company Name:	Contact Name:
Account	Address:	Phone:
Number	City, State, Zip:	Fax:
4	Phone:	E-mail:
Fax:
Type of Account:
Account number:
Approximate Dollar Amount:

PERMITTED LIENS

EXISTING LIENS	None

SUBSIDIARIES

None

LITIGATION AND ADMINISTRATIVE PROCEEDINGS

None

BUSINESS PREMISES

[TO BE PROVIDED BY BORROWER – indicate street address and landlord contact information]

	Each Location Address where Lighthouse Capital Partners has financed assets:	Landlord/Property Management Information:
Current	Contact Name: June Simmons	Contact Name: Doug Flack
Headquarters	Address: 6033 Schumacher Park Dr.	Company Name: Schumacher Dugan
(Location 1)		Address: 6355 Centre Park Drive
City, State, Zip: Cincinnati, OH 45069
	Phone: (513) 755-4108	City, State, Zip: West Chester, OH 45069
	Fax: (513) 755-4108	Phone: 513-777-9800
Fax: 513-777-2642

Location	Contact Name: Tim Flaherty	Contact Name:
Asset Location	Company Name: Enable Medical	Company Name: Broadway Companies
	Address: 6345 Centre Par Drive	Address: P.O. Box 13418
	City, State, Zip: West Chester, OH 45069	City, State, Zip: Dayton, OH 45413
	Phone: 513-755-7600	Phone: 937-890-1888
	Fax: 513-755-7676	Fax:

	Contact Name:	Contact Name:
Location	Company Name: Tech-Way Industries, Inc.	Company Name:
Asset Location	Address: 301 Industrial Drive/PO Box 517	Address:
City, State, Zip: Franklin, OH 45005
	Phone: 937-746-1004	City, State, Zip:
	Fax: 937-746-3867	Phone:
Fax:

Exhibit H	Form of Negative Pledge Agreement
Exhibit I	Control Agreement

Schedule 1	Disclosure Schedule